Exhibit 99.1

BullFrog AI Strengthens Capabilities of its AI Platform through Expansion of Licensing Agreement with Johns Hopkins Applied Physics Laboratory

Gaithersburg, MD – June 5, 2023 – BullFrog AI Holdings, Inc. (NASDAQ:BFRG; BFRGW) (“BullFrog AI” or the “Company”), a digital technology company using machine learning to usher in a new era of precision medicine, today announced the expansion of its worldwide license agreement with the Johns Hopkins Applied Physics Laboratory (APL), in Laurel, Maryland, for use of patented technology powering the Company’s bfLEAP™ platform, an AI-driven platform for analyzing drug development data to potentially make life-saving therapies and treatments available to patients more quickly.

“We are committed to firmly establishing BullFrog AI as the undisputed leader in artificial intelligence-driven drug development,” said Vin Singh, Founder and CEO of BullFrog AI. “Our expanded license with APL is a testament to our relentless pursuit of innovation, enabling us to harness the full potential of AI in accelerating the development of life-saving therapies. This breakthrough technology not only has the potential to disrupt the industry, but also transform countless lives across the globe.”

The patented technology from APL powering bfLEAP™ includes analytical models that enable the analysis and interpretation of large, complex, and diverse datasets that may be incomplete and comprise both numerical and categorical data and provide explainable results. The innovative technology, which enables the detection of anomalies, patterns, and relationships, has been shown to perform better than well-known algorithms in benchmarking tests.

The latest APL license improvements enable bfLEAP™ capabilities to be much more robust, both from a software perspective and mathematically. Additionally, the introduction of multivariate diffuse indexing, a new algorithm for analysis of mixed categorical/numerical data that supports both link inference and probabilistic modeling, allows probabilistic models to work with mixed data without any additional transformation.

Furthermore, the creation of a new repository that now houses all of the graph algorithms has led to a more organized structure with three equivalent-sized repositories containing around 80 runnable analytics each. This update brings numerous robustness and usability improvements to the platform.

BullFrog AI is deploying bfLEAP™ for use at several critical stages of therapeutics development with the intention of streamlining data analytics, decreasing the overall development costs by decreasing failure rates for new therapeutics and impacting the lives of countless patients that may otherwise not receive the therapies they need.

About BullFrog AI

BullFrog AI is a digital technology company using machine learning to usher in a new era of precision medicine. Through its collaborations with leading research institutions, including Johns Hopkins University, BullFrog AI is at the forefront of AI-driven drug development. Using its proprietary bfLEAP™ artificial intelligence platform, BullFrog AI aims to enable the successful development of pharmaceuticals and biologics by predicting which patients will respond to therapies in development. BullFrog AI is deploying bfLEAP™ for use at several critical stages of development with the intention of streamlining data analytics in therapeutics development, decreasing the overall development costs by decreasing failure rates for new therapeutics, and impacting the lives of countless patients that may seek to receive the therapies they need.

For more information, visit BullFrogAI at

Website: www.bullfrogai.com

LinkedIn: https://www.linkedin.com/company/bullfrogai/

Safe Harbor Statement

This press release contains forward-looking statements. We base these forward-looking statements on our expectations and projections about future events, which we derive from the information currently available to us. Such forward-looking statements relate to future events or our future performance, including: our financial performance and projections; our growth in revenue and earnings; and our business prospects and opportunities. You can identify forward-looking statements by those that are not historical in nature, particularly those that use terminology such as “may,” “should,” “expects,” “anticipates,” “contemplates,” “estimates,” “believes,” “plans,” “projected,” “predicts,” “potential,” or “hopes” or the negative of these or similar terms. In evaluating these forward-looking statements, you should consider various factors, including: our ability to change the direction of the Company; our ability to keep pace with new technology and changing market needs; and the competitive environment of our business. These and other factors may cause our actual results to differ materially from any forward-looking statement. Forward-looking statements are only predictions. The forward-looking events discussed in this press release and other statements made from time to time by us or our representatives, may not occur, and actual events and results may differ materially and are subject to risks, uncertainties, and assumptions about us. We are not obligated to publicly update or revise any forward-looking statement, whether as a result of uncertainties and assumptions, the forward-looking events discussed in this press release and other statements made from time to time by us or our representatives might not occur.

Contact:

Dave Gentry

RedChip Companies, Inc.

BFRG@redchip.com

800-733-2447

SOURCE: BullFrog AI Holdings, Inc.